                                                                         EX-99.5

                         FORM OF LETTER OF TRANSMITTAL
                             LETTER OF TRANSMITTAL
                           TO EXCHANGE 7.25% SERIES A
                       SENIOR SUBORDINATED NOTES DUE 2013
                                      FOR
               7.25% SERIES B SENIOR SUBORDINATED NOTES DUE 2013
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                                       OF
                            LNR PROPERTY CORPORATION

THE RIGHT TO EXCHANGE LNR 7.25% SERIES A SENIOR SUBORDINATED NOTES DUE 2013 FOR LNR 7.25% SERIES B SENIOR SUBORDINATED NOTES DUE 2013 WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON             , 2004

              U.S. BANK TRUST NATIONAL ASSOCIATION, EXCHANGE AGENT

          By Mail:                      By Hand:                By Overnight Courier:
  U.S. Bank Trust National      U.S. Bank Trust National      U.S. Bank Trust National
         Association                   Association                   Association
 100 Wall Street, Suite 1600   100 Wall Street, Suite 1600   100 Wall Street, Suite 1600
     New York, NY 10005            New York, NY 10005            New York, NY 10005
    Attn: Beverly Freeney         Attn: Beverly Freeney         Attn: Beverly Freeney

     Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

     This Letter of Transmittal is to be used to submit Series A senior subordinated notes ("Series A Notes") of LNR Property Corporation ("LNR") to be exchanged for Series B senior subordinated notes ("Series B Notes") of LNR. This Letter of Transmittal must be delivered to U.S. Bank Trust National Association, as exchange agent (the "Exchange Agent"). Delivery of this Letter of Transmittal to DTC does not constitute delivery to the Exchange Agent.

     THE SERIES A NOTES MUST BE DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AT DTC, YOU MUST COMPLETE THE FOLLOWING:

Account Number at DTC:

---------------------------------------------------------

Transaction Code Number:

---------------------------------------------------------

----------------------------------------------------------------------------------------
                        DESCRIPTION OF SERIES A NOTES SUBMITTED
----------------------------------------------------------------------------------------
NAME(S) AND ADDRESS(ES) OF REGISTERED
              HOLDER(S)                            SERIES A NOTES SUBMITTED
     (PLEASE FILL IN, IF BLANK)              (ATTACH ADDITIONAL LIST IF NECESSARY)
----------------------------------------------------------------------------------------
                                                                  PRINCIPAL AMOUNT OF
                                                                     SERIES A NOTES
                                          PRINCIPAL AMOUNT         SUBMITTED (IF LESS
                                          OF SERIES A NOTES            THAN ALL)*
                                       -------------------------------------------------

                                       -----------------------------------------------------------------------------

                                       -----------------------------------------------------------------------------

                                       -----------------------------------------------------------------------------

                                       -----------------------------------------------------------------------------

                                       -----------------------------------------------------------------------------
                                       Total Amount of Series
                                              A Notes:
----------------------------------------------------------------------------------------
* Series A Notes may be tendered in whole or in part in denominations of $1,000 and integral multiples thereof. Unless otherwise indicated it will be assumed that all
  Series A Notes described above are being submitted. See Instruction 4.
----------------------------------------------------------------------------------------

                NOTE: THIS LETTER OF TRANSMITTAL MUST BE SIGNED.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

     By this document, the undersigned submits the Series A Notes listed above (the "Series A Notes to be Exchanged") to be exchanged for Series B Notes as
described in the Prospectus dated          , 2004 (the "Prospectus") under the
caption "The Exchange Offer" and in the instructions in this Letter of Transmittal.

     Subject to, and effective upon, the issuance of Series B Notes in exchange for the Series A Notes to be Exchanged, the undersigned sells, assigns and transfers all the Series A Notes to be Exchanged to LNR and irrevocably appoints the Exchange Agent the agent and attorney-in-fact of the undersigned, with full power of substitution, to deliver the certificates representing the Series A Notes to be Exchanged, or transfer ownership of the Series A Notes to be Exchanged on the records of DTC, to LNR upon receipt by the Exchange Agent, as the undersigned's agent, of the Series B Notes to be issued in exchange for the Series A Notes to be Exchanged.

     The undersigned represents and warrants that the undersigned has full power and authority to exchange the Series A Notes to be Exchanged for Series B Notes and that, when Series B Notes are issued in exchange for the Series A Notes to be Exchanged, LNR will acquire title to the Series A Notes to be Exchanged, free and clear of any liens, restrictions, charges, encumbrances or adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by LNR to be necessary or desirable to complete the transfer of the Series A Notes to be Exchanged to LNR.

     The authority conferred in this Letter of Transmittal will not be affected by, and will survive, the death or incapacity of the undersigned. The obligations of the undersigned under this Letter of Transmittal or otherwise resulting from the submission of the Series A Notes to be Exchanged for exchange will be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned. The submission of Series A Notes to be Exchanged may be withdrawn at any time prior to the expiration time.

     Unless otherwise indicated in the box below captioned "Special Issuance Instructions" or the box below captioned "Special Delivery Instructions," please issue and deliver the certificates representing the Series B Notes being issued in exchange for the Series A Notes to be Exchanged, and deliver certificates representing any Series A Notes which are not being exchanged or are not accepted for exchange, to the undersigned at the address shown below the undersigned's signature. If one or both of the boxes captioned "Special Issuance Instructions" and "Special Delivery Instructions" are completed, please issue and deliver the notes or confirmation of book-entry transfer as indicated. LNR noteholders who deliver Series A Notes to be Exchanged by book-entry transfer may, by making an appropriate entry under "Special Issuance Instructions," request that any Series A Notes which are not accepted for exchange be returned by crediting a different account at DTC. The undersigned is aware that LNR has no obligation because of Special Issuance Instructions or otherwise to transfer any Series A Notes which are not accepted for exchange from the name of the registered holder of those Series A Notes to the name of another person.

                         SPECIAL ISSUANCE INSTRUCTIONS
                         (SEE INSTRUCTIONS 5, 6 AND 7)

  To be completed ONLY if Series B Notes or Series A Notes which are not exchanged are to be issued in the name of someone other than the undersigned, or if Series A Notes delivered by book-entry transfer which are not exchanged are to be returned by credit to an account at DTC other than that designated above.

Issue:  [ ] Series B Notes

        [ ] Series A Notes not exchanged

to:

Name
--------------------------------------------------------------------------------
            (PLEASE PRINT)

Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          (INCLUDE ZIP CODE)

--------------------------------------------------------------------------------
                (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER.)

[ ] Credit Series A Notes which were delivered by book-entry transfer and are not accepted for exchange to the following DTC account:

--------------------------------------------------------------------------------
           (ACCOUNT NUMBER)

                                  INSTRUCTIONS
                FORMING PART OF THE TERMS OF THE EXCHANGE OFFER

     1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder of the Series A Notes to be Exchanged (which, for purposes of this document, includes any participant in DTC whose name appears on a security position listing as the owner of the Series A Notes to be Exchanged) unless the holder has completed the box entitled "Special Issuance Instructions" or (ii) the Series A Notes to be Exchanged are submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company which has an office or correspondent in the United States (collectively, "Eligible Institutions"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

     2. Delivery of Letter of Transmittal and Certificates. This Letter of Transmittal is to be completed by noteholders even though Series A Notes are being submitted in accordance with the procedures for delivery by book-entry transfer described in the Exchange Instructions. The Exchange Agent must receive, at or before the Expiration Time, confirmation by DTC of transfer of the Series A Notes to be Exchanged to an account of the Exchange Agent, together with a properly completed and executed Letter of Transmittal.

     Submission of Series A Notes to be Exchanged may be withdrawn at any time prior to the expiration time. Submission may not be conditional or contingent. The method of delivery of this Letter of Transmittal and confirmation of delivery of Series A Notes to be Exchanged through DTC, is at the option and risk of the exchanging noteholder. Delivery will not be deemed made until items are actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

     3. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the numbers of Series A Notes being submitted for exchange should be listed on a separate signed schedule, which should be attached to this Letter of Transmittal.

     4. Signatures on Letter of Transmittal. The signature(s) on this Letter of Transmittal must correspond exactly with the name(s) in which the Series A Notes to be exchanged are held.

     If the Series A Notes to be Exchanged are owned of record by two or more joint owners, all the owners must sign this Letter of Transmittal.

     If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and submit evidence satisfactory to the Purchaser of the person's authority so to act.

     5. Transfer Taxes. Except as set forth in this Instruction 5, LNR will pay any transfer taxes with respect to the transfer to it of Series A Notes to be Exchanged. If Series B Notes or Series A Notes which are not exchanged are to be credited to an account at DTC other than the account designated above the Series B Notes will not be issued until LNR or the Exchange Agent receives satisfactory evidence of the payment of, or an exemption from the need to pay, transfer taxes.

     Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates submitted with this Letter of Transmittal.

     6. Special Issuance Instructions. Noteholders may request that Series B Notes and Series A Notes which are not exchanged be credited to an account at DTC which the noteholder designates. If no instructions are given, notes tendered by book-entry transfer which are not exchanged will be returned by crediting the account at DTC designated above.

     7. Requests for Assistance or Additional Copies. Requests for assistance may be directed to, or additional copies of the Prospectus and this Letter of Transmittal may be obtained from, LNR Investor Relations at 1601 Washington Avenue, Suite 800, Miami Beach, Florida, 33139, or from your broker, dealer, commercial bank or trust company.

     8. Waiver of Requirements. The requirements described above may be waived by LNR, in whole or in part, at any time and from time to time, in LNR's sole discretion, and may be waived as to Series A Notes submitted by particular noteholders, even if similar requirements are not waived as to other noteholders.

     Important: This Letter of Transmittal, together with confirmation of book-entry transfer, must be received by the Exchange Agent before 5:00 P.M.,
New York City time, on           , 2004.

                       (DO NOT WRITE IN THE SPACES BELOW)

Date received                          Accepted by                            Checked by

-------------------------------------  -------------------------------------  -------------------------------------

    SERIES A NOTES           SERIES A NOTES           SERIES B NOTES           SERIES A NOTES                BLOCK
       SUBMITTED                ACCEPTED                  ISSUED                  RETURNED                    NO.
-----------------------  -----------------------  -----------------------  -----------------------  -----------------------

 ---------------------    ---------------------    ---------------------    ---------------------   ----------------------

 ---------------------    ---------------------    ---------------------    ---------------------   ----------------------

 ---------------------    ---------------------    ---------------------    ---------------------   ----------------------




Delivery Prepared by                        Checked by                                  Date

------------------------------------------  ------------------------------------------  -------------------------